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As filed with the Securities and Exchange Commission on March 15, 2013

Registration No. 333-186210

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hemisphere Media Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	80-0885255 (I.R.S. Employer Identification No.)

Hemisphere Media Group, Inc.
c/o Cine Latino, Inc.
2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
(212) 503-2860
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alan Sokol
Chief Executive Officer
c/o Cine Latino, Inc.
2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
(305) 421-6364
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Jeffrey D. Marell, Esq. Tracey A. Zaccone, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000	Alan I. Annex, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 (212) 801-9200

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the transaction have been satisfied or waived as described in the Agreement and
Plan of Merger, dated as of January 22, 2013, attached hereto as Annex A.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Class A Common Stock, par value $0.0001 per share	19,583,334(2)	N/A	$195,637,507(3)	$26,685(1)(6)

Warrants to purchase Class A Common Stock, par value $0.0001 per share(4)	14,666,667	N/A	N/A	N/A(5)

(1)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by .00013640.

(2)
Represents the maximum number of shares of Class A common stock, par value $0.0001 per share, of the registrant ("Hemisphere Class A common stock") that may be issued to Azteca stockholders and holders of warrants to acquire shares of Hemisphere Class A common stock in connection with the consummation of the proposed mergers described herein (the "Transaction"). The number of shares is based upon the sum of the product obtained by multiplying (i) the shares of Azteca Acquisition Corporation, par value $0.0001 per share ("Azteca common stock"), estimated to be outstanding immediately prior to the Transaction, by (ii) the exchange ratio in the Transaction of 1.0 per share of the registrant's Class A common stock for each share of Azteca common stock plus the number of shares of Hemisphere Class A common stock that may be issued pursuant to immediately exercisable warrants.

(3)
Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is (i) the product obtained by multiplying (a) $9.99, which represents the average of the high and low prices of the common shares, par value $0.0001 per share of Azteca common stock (the securities to be cancelled in the Transaction) on January 22, 2013, by (ii) 19,583,334, which represents the number of shares of Azteca common stock estimated to be outstanding immediately prior to the Transaction plus the number of shares of Hemisphere Class A common stock that may be issued pursuant to immediately exercisable warrants.

(4)
Represents maximum number of warrants to purchase shares of Hemisphere Media Group, Inc. Class A common stock issuable in connection with the Transaction as described in the enclosed proxy statement/prospectus.

(5)
In accordance with existing SEC interpretations and Rule 457(g), the entire registration fee for the warrants is allocated to the Hemisphere Class A common stock registered underlying the warrants, and no separate fee is recorded for the warrants to purchase shares of Hemisphere Class A common stock.

(6)
Previously paid.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

            This Pre-Effective Amendment #5 to the registration statement on Form S-4 filed by the Registrant on March 15, 2013 (File No. 333-186210) is being filed solely to amend "Part II—Item 21. Exhibits and Financial Statement Schedules," to include certain updated exhibits. No other changes or additions are being made to the proxy statement/prospectus constituting Part I of the Registration Statement (not included herein) or to Part II of the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Officers and Directors.

Exculpation and Indemnification

        Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or for any transaction from which the director derived an improper personal benefit. Hemisphere' certificate of incorporation limits the personal liability of a director to the Registrant and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

        In addition, Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite the adjudication of liability. Hemisphere's certificate of incorporation provides for indemnification of directors or officers of the Registrant for any liability incurred in their official capacity to the fullest extent permissible under the DGCL.

Indemnification Agreements

        Hemisphere may enter into indemnification agreements with its directors, officers and key employees which may, in certain cases, be broader than the specific indemnification provisions contained in its amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements may require Hemisphere, among other things, to indemnify such officers, directors and key employees against certain liabilities that may arise by reason of their status or service as directors, officers or key employees of Hemisphere or of another entity at the request of Hemisphere and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Merger Agreement Provisions Relating to Azteca, WAPA and Cinelatino Directors and Officers

        Under the terms of the Merger Agreement, the parties have agreed that all rights of indemnification to Azteca's, WAPA's and Cinelatino's current and former directors, officers, managers and members, and any person who assumes such position prior to the effective date, provided by Azteca, WAPA or Cinelatino, as applicable, in their respective organizational documents or indemnification contracts will survive the mergers and continue in full force and effect and will be assumed and performed by Hemisphere and the surviving entities after consummation of the mergers. In addition, the Merger Agreement requires that Hemisphere maintain either (i) "tail" insurance policies purchased by Azteca, WAPA and Cinelatino with a claims period of no more than six years from the effective time of the mergers with respect to directors' and officers' liability insurance and fiduciary liability insurance with benefits and levels no less favorable than Azteca's, WAPA's and Cinelatino's existing policies, or (ii) maintain Azteca's, WAPA's and Cinelatino's current directors' and officers' liability insurance policies for a period of six years from the effective time of the mergers or obtain substitute policies, in each case that provides coverage for events occurring on or before the effective time of mergers. The terms of the insurance policies will be no less favorable than Azteca's, WAPA's and Cinelatino's respective existing policies, unless the annual premiums of the policies would exceed 200% of the current policies' premiums as of the date of the merger agreement, in which case the coverage will be the greatest amount of coverage available for a premium amount not exceeding 200% of such current premiums.

Item 21.    Exhibits and Financial Statements Schedules

        (a)   Exhibits

Exhibit No.	Description of Exhibit
2.1†	Merger Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., InterMedia Español Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc. (included as Annex A to the proxy statement/prospectus included in this registration statement)
3.1†	Certificate of Incorporation of Hemisphere Media Group, Inc.
3.2†	Bylaws of Hemisphere Media Group, Inc.
3.3†	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc.
3.4†	Amended and Restated Bylaws of Hemisphere Media Group, Inc.
4.1†	Specimen Hemisphere Class A Common Stock Certificate
4.2†	Specimen Hemisphere Class B Common Stock Certificate
4.3†	Specimen Warrant Certificate
4.4†
Equity Restructuring and Warrant Purchase Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., Azteca Acquisition Holdings, LLC, Brener International Group, LLC, InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and the other parties identified therein (incorporated by reference to Exhibit 10.2 to Azteca Acquisition Corporation's Current Report on Form 8-K filed with the Commission on January 23, 2013).
4.5†
Lock-Up Agreement, dated as of January 22, 2013, by and among InterMedia Español Holdings, LLC, Cine Latino, Inc. and the parties identified as "IM Investor", "Cine Investors" and "Azteca Investors" therein

Exhibit No.	Description of Exhibit
4.6†	Sponsor Warrants Purchase Agreement, dated as of April 21, 2011, between the Azteca Acquisition Corporation and Azteca Acquisition Holdings, LLC (incorporated by reference to Exhibit 4.1 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on April 22, 2011)
4.7†
Amendment No. 1 to the Sponsor Warrants Purchase Agreement, dated June 29, 2011 (incorporated by reference to Exhibit 10.4 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
8.1†	Tax Opinion of Greenberg Traurig, LLP
9.1†
Support Agreement, dated January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., certain of the initial stockholders of Azteca Acquisition Corporation, and the other parties identified therein (incorporated by reference to Exhibit 10.1 to Azteca Acquisition Corporation's Current Report on Form 8-K filed with the Commission on January 23, 2013)
10.1†	Form of Indemnification Agreement
10.2†	Registration Rights Agreement by and among Hemisphere Media Group, Inc. and the parties identified therein, dated January 22, 2013
10.3†
Registration Rights Agreement, dated June 29, 2011, by and among Azteca Acquisition Corporation and the securityholders named therein (incorporated by reference to Exhibit 10.2 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.4†
Letter Agreement, dated as of June 29, 2011, among the Company, Azteca Acquisition Corporation and each of the directors and officers of the Azteca Acquisition Corporation (incorporated by reference to Exhibit 10.3 to Exhibit 10.7 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.5†
Investment Management Trust Agreement, dated June 29, 2011, by and between Azteca Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.6†
Form of Letter Agreement between Galco, Inc. and the Azteca Acquisition Corporation regarding administrative support (incorporated by reference to Exhibit 10.2 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on June 10, 2011)
10.7†	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on June 10, 2011)
10.8†
Underwriting Agreement, dated June 29, 2011, by and between Azteca Acquisition Corporation and Deutsche Bank Securities Inc. as representative of the underwriters (incorporated by reference to Exhibit 1.1 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.9†
Securities Purchase Agreement, effective as of April 15, 2011, between the Azteca Acquisition Corporation and Azteca Acquisition Holdings, LLC (incorporated by reference to Exhibit 10.7 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on April 22, 2011)

Exhibit No.	Description of Exhibit
10.10†	Amended and Restated Credit Agreement, dated as of June 17, 2011, by and among Cine Latino, Inc., as the Borrower, the other persons party thereto that are designated as Credit Parties, General Electric Capital Corporation, as Agent, the other financial institutions party thereto, as Lenders, GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner and Royal Bank of Canada, as Syndication Agent
10.11†
Loan Agreement, dated as of March 31, 2011, by and among InterMedia Español, Inc. and Televicentro of Puerto Rico, LLC, as Borrowers, the financial institutions party thereto, as Lenders, The Bank of Nova Scotia and RBC Capital Markets, as Joint Lead Arrangers, Banco Popular de Puerto Rico, as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent
21.1†	List of Subsidiaries of Hemisphere Media Group, Inc. as of the consummation of the Transaction
23.1†	Consent of Rothstein Kass, independent accountants for Azteca Acquisition Corporation
23.2†	Consent of McGladrey LLP, independent accountants for InterMedia Español Holdings, LLC
23.3†	Consent of McGladrey LLP, independent accountants for Cine Latino, Inc.
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
23.5†	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1)
23.6†	Consent of Peter M. Kern to be named as a director nominee
23.7†	Consent of Gabriel Brener to be named as a director nominee
23.8†	Consent of John Engelman to be named as a director nominee
23.9†	Consent of Leo Hindery, Jr. to be named as a director nominee
23.10†	Consent of Eric C. Neuman to be named as a director nominee
23.11†	Consent of Ernesto Vargas Guajardo to be named as a director nominee
23.12†	Consent of James M. McNamara to be named as a director nominee
23.13†	Consent of Vincent L. Sadusky to be named as a director nominee
24.1†	Power of Attorney (included on the signature page to the Registration Statement filed on January 25, 2013)
99.1†	Form of Azteca Acquisition Corporation Proxy Card for Stockholders
99.2†	Form of Azteca Acquisition Corporation Proxy Card for Azteca Warrantholders

†
Previously filed.

        (b)   Financial Statement Schedules:

        All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 15, 2013.

HEMISPHERE MEDIA GROUP, INC.
By:	/s/ ALAN J. SOKOL Alan J. Sokol President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on March 15, 2013.

Signature	Title

/s/ ALAN J. SOKOL Alan J. Sokol	President and Director (Principal Executive Officer)
/s/ CRAIG D. FISCHER Craig D. Fischer	Vice President, Treasurer, Secretary and Director (Principal Financial or Chief Accounting Officer)

 EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1†	Merger Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., InterMedia Español Holdings, LLC, Cine Latino, Inc., Hemisphere Merger Sub I, LLC, Hemisphere Merger Sub II, Inc. and Hemisphere Merger Sub III, Inc. (included as Annex A to the proxy statement/prospectus included in this registration statement)
3.1†	Certificate of Incorporation of Hemisphere Media Group, Inc.
3.2†	Bylaws of Hemisphere Media Group, Inc.
3.3†	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc.
3.4†	Amended and Restated Bylaws of Hemisphere Media Group, Inc.
4.1†	Specimen Hemisphere Class A Common Stock Certificate
4.2†	Specimen Hemisphere Class B Common Stock Certificate
4.3†	Specimen Warrant Certificate
4.4†
Equity Restructuring and Warrant Purchase Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., Azteca Acquisition Holdings, LLC, Brener International Group, LLC, InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and the other parties identified therein (incorporated by reference to Exhibit 10.2 to Azteca Acquisition Corporation's Current Report on Form 8-K filed with the Commission on January 23, 2013).
4.5†
Lock-Up Agreement, dated as of January 22, 2013, by and among InterMedia Español Holdings, LLC, Cine Latino, Inc. and the parties identified as "IM Investor", "Cine Investors" and "Azteca Investors" therein
4.6†
Sponsor Warrants Purchase Agreement, dated as of April 21, 2011, between the Azteca Acquisition Corporation and Azteca Acquisition Holdings, LLC (incorporated by reference to Exhibit 4.1 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on April 22, 2011)
4.7†
Amendment No. 1 to the Sponsor Warrants Purchase Agreement, dated June 29, 2011 (incorporated by reference to Exhibit 10.4 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
8.1†	Tax Opinion of Greenberg Traurig, LLP
9.1†
Support Agreement, dated January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., certain of the initial stockholders of Azteca Acquisition Corporation, and the other parties identified therein (incorporated by reference to Exhibit 10.1 to Azteca Acquisition Corporation's Current Report on Form 8-K filed with the Commission on January 23, 2013)
10.1†	Form of Indemnification Agreement
10.2†	Registration Rights Agreement by and among Hemisphere Media Group, Inc. and the parties identified therein, dated January 22, 2013

Exhibit No.	Description of Exhibit
10.3†	Registration Rights Agreement, dated June 29, 2011, by and among Azteca Acquisition Corporation and the securityholders named therein (incorporated by reference to Exhibit 10.2 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.4†
Letter Agreement, dated as of June 29, 2011, among the Company, Azteca Acquisition Corporation and each of the directors and officers of the Azteca Acquisition Corporation (incorporated by reference to Exhibit 10.3 to Exhibit 10.7 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.5†
Investment Management Trust Agreement, dated June 29, 2011, by and between Azteca Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.6†
Form of Letter Agreement between Galco, Inc. and the Azteca Acquisition Corporation regarding administrative support (incorporated by reference to Exhibit 10.2 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on June 10, 2011)
10.7†	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.9 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on June 10, 2011)
10.8†
Underwriting Agreement, dated June 29, 2011, by and between Azteca Acquisition Corporation and Deutsche Bank Securities Inc. as representative of the underwriters (incorporated by reference to Exhibit 1.1 to Azteca Acquisition Corporation's current report on Form 8-K, filed with the Commission on July 6, 2011)
10.9†
Securities Purchase Agreement, effective as of April 15, 2011, between the Azteca Acquisition Corporation and Azteca Acquisition Holdings, LLC (incorporated by reference to Exhibit 10.7 to Azteca Acquisition Corporation's registration statement on Form S-1, filed with the Commission on April 22, 2011)
10.10†
Amended and Restated Credit Agreement, dated as of June 17, 2011, by and among Cine Latino, Inc., as the Borrower, the other persons party thereto that are designated as Credit Parties, General Electric Capital Corporation, as Agent, the other financial institutions party thereto, as Lenders, GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner and Royal Bank of Canada, as Syndication Agent
10.11†
Loan Agreement, dated as of March 31, 2011, by and among InterMedia Español, Inc. and Televicentro of Puerto Rico, LLC, as Borrowers, the financial institutions party thereto, as Lenders, The Bank of Nova Scotia and RBC Capital Markets, as Joint Lead Arrangers, Banco Popular de Puerto Rico, as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent
21.1†	List of Subsidiaries of Hemisphere Media Group, Inc. as of the consummation of the Transaction
23.1†	Consent of Rothstein Kass, independent accountants for Azteca Acquisition Corporation
23.2†	Consent of McGladrey LLP, independent accountants for InterMedia Español Holdings, LLC
23.3†	Consent of McGladrey LLP, independent accountants for Cine Latino, Inc.

Exhibit No.	Description of Exhibit
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
23.5†	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1)
23.6†	Consent of Peter M. Kern to be named as a director nominee
23.7†	Consent of Gabriel Brener to be named as a director nominee
23.8†	Consent of John Engelman to be named as a director nominee
23.9†	Consent of Leo Hindery, Jr. to be named as a director nominee
23.10†	Consent of Eric C. Neuman to be named as a director nominee
23.11†	Consent of Ernesto Vargas Guajardo to be named as a director nominee
23.12†	Consent of James M. McNamara to be named as a director nominee
23.13†	Consent of Vincent L. Sadusky to be named as a director nominee
24.1†	Power of Attorney (included on the signature page to the Registration Statement filed on January 25, 2013)
99.1†	Form of Azteca Acquisition Corporation Proxy Card for Stockholders
99.2†	Form of Azteca Acquisition Corporation Proxy Card for Azteca Warrantholders

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification of Officers and Directors.
  Item 21. Exhibits and Financial Statements Schedules
  Item 22. Undertakings.
EXHIBIT INDEX